Exhibit 99.1

Allakos Appoints Baird Radford as Chief Financial Officer

REDWOOD CITY, Calif., April 19, 2021 (GLOBE NEWSWIRE) -- Allakos Inc. (the “Company” or “Allakos”) (Nasdaq: ALLK), a biotechnology company developing lirentelimab (AK002) for the treatment of eosinophil and mast cell-related diseases, today announced that Baird Radford has been appointed Chief Financial Officer. As CFO, Mr. Radford will lead Allakos’ finance organization while working with the Company’s leadership team to drive its strategic initiatives and operating principles.

Mr. Radford has over 25 years of finance and leadership experience at public companies in multiple industries and various stages of growth. Prior to joining Allakos, Mr. Radford served as Senior Vice President of Finance at Aimmune Therapeutics where he was responsible for all aspects of strategic and operational finance activities supporting the launch of its first approved product, including financial planning, controllership, tax and treasury functions. Prior to working at Aimmune Therapeutics, he served as the Chief Financial Officer at HeartFlow and held senior finance positions at Intuitive Surgical, eBay and PricewaterhouseCoopers. Mr. Radford received his Bachelor of Business Administration from Ohio University.

“We are extremely pleased to have Baird join the Allakos team–he is a proven executive who has shaped and led successful teams. Baird brings broad experience and a track record of success at commercial-stage companies as we position Allakos for growth and potential commercialization of our first product candidate,” said Robert Alexander, PhD, chief executive officer of Allakos. “We look forward to leveraging Baird’s expertise as we enter the next critical phase of our growth.”

"With lirentelimab in a Phase 3 pivotal study, this is an exciting time to be joining Allakos," said Mr. Radford. "I am honored to be part of the Allakos team and look forward to helping the company achieve its strategic objectives and financial goals as we work together to address the need for safe and effective therapies for eosinophil and mast cell-related diseases.”

About Allakos
Allakos is a clinical stage biotechnology company developing antibodies that target immunomodulatory receptors present on immune effector cells involved in allergic, inflammatory, and proliferative diseases. The Company’s lead antibody, lirentelimab (AK002), is being evaluated in a Phase 3 study in eosinophilic gastritis (EG) and/or eosinophilic duodenitis (EoD) and a Phase 2/3 study in eosinophilic esophagitis (EoE). Lirentelimab targets Siglec-8, an inhibitory receptor selectively expressed on human mast cells and eosinophils. Inappropriately activated eosinophils and mast cells have been identified as key drivers in a number of severe diseases affecting the gastrointestinal tract, eyes, skin, lungs and other organs. Lirentelimab has been tested in multiple clinical studies. In these studies, lirentelimab eliminated blood and tissue eosinophils, inhibited mast cells and improved disease symptoms in patients with EG and/or EoD, EoE, mast cell gastrointestinal disease, severe allergic conjunctivitis, chronic urticaria and indolent systemic mastocytosis. For more information, please visit the Company's website at www.allakos.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, Allakos’ progress and business plans, the expected timing of anticipated study results and plans relating to its future clinical trials. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: Allakos’ stages of clinical drug development; Allakos’ ability to timely complete clinical trials for, and if approved, commercialize lirentelimab (AK002), its lead compound; Allakos’ ability to obtain required regulatory approvals for its product candidates; uncertainties related to the enrollment of patients in its clinical trials; Allakos’ ability to demonstrate sufficient safety and efficacy of its product candidates in its clinical trials; uncertainties related to the success of later-stage clinical trials, regardless of the outcomes of preclinical testing and early-stage trials; market acceptance of Allakos’ product candidates; uncertainties related to the projections of the size of patient populations suffering from the diseases Allakos is targeting; Allakos’ ability to advance additional product candidates beyond lirentelimab; Allakos’ ability to obtain additional capital to finance its operations; and other important risk factors set forth in Allakos’ most recent Annual Report on Form 10-K filed with the SEC on March 1, 2021, and future reports to be filed with the SEC. These documents contain and identify important factors that could cause the actual results for Allakos to differ materially from those contained in Allakos’ forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and Allakos specifically disclaims any obligation to update any forward-looking statement, except as required by law. These forward-looking statements should not be relied upon as representing Allakos’ views as of any date subsequent to the date of this press release.

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Source: Allakos Inc.

Investor Contact:	Media Contact:
Adam Tomasi, President & COO	Denise Powell
ir@allakos.com	denise@redhousecomms.com